EXHIBIT 10.4

AGREEMENT

This Agreement contains the terms and conditions governing the Merrill Lynch Standing Letter of Authorization program. As used in this Agreement, “I,” “me” and “my” mean each person who signs the Standing Letter of Authorization confirmation letter as a Merrill Lynch account holder or a Merrill Lynch account holder on whose behalf the Standing Letter of Authorization is signed by an authorized person. “You” and “your” mean any or all of Merrill Lynch, Pierce, Fenner & Smith Incorporated and any other Merrill Lynch Group company named in the Authorization “Merrill Lynch accounts(s)” means any and all accounts I, or the entity I represent, have with you.

Representation, Additional Terms and Amendments

I acknowledge that I have read this Agreement and the Standing Letter of Authorization Program Description and agree to its terms and conditions. I also acknowledge that this Agreement must be signed by persons who signed agreements for documents required for the establishment of my/our Merrill Lynch accounts and agree that any additional terms and conditions contained in those documents shall apply to my/our participants in the Standing Letter of Authorization program, as if they were fully set out in this Agreement.

I agree that you shall have the right to amend this agreement by modifying or rescinding any of its existing provisions or by adding any new provision. Any such amendment shall be effective as of a date to be established by you, subject to applicable law or regulation.

Authorization

I authorize you to effect transfers of funds and/or securities from my/our Merrill Lynch accounts I the manner specified in the Standing Letter of Authorization confirmation letter to which this Agreement related, either 1) on a recurring basis in such amount or quantity and upon such schedule as I/we have instructed in such letter, or, 2) upon my or another authorized person’s telephone instruction, subject to any limitations as I/we have specified in such letter.

I understand that it is your current policy to accept instructions transmitted by e-mail, although you reserve the right to change this policy at any time. In the event that any erroneous transfers are made, I authorize you to initiate correcting entries in my/our account and to act on my/our behalf to attempt to correct such errors to such extent as may be possible, provided that any such correction is made in accordance with applicable laws, rules or regulations. I authorize any financial institution holding an account of mine/ours, to which I have authorized transfers to be made, to accept correcting instructions from you without responsibility for the correctness thereof.

Indemnification and Limitation of Liability

I agree to indemnify and hold you harmless from any loss, liability, cost or expense for acting upon my/our instructions, whether written, in person or by telephone, except as limited by applicable law.

In no event shall you be liable to me/us for any damages, whether consequential, direct, indirect or special, arising out of any failure to execute any transfer in a timely manner and in accordance with my or another authorized person’s instructions, except direct damages resulting from your negligence or bad faith. You shall not be liable for any errors, delays or negligence of any funds transfer or communications systems, or any intermediary, agent bank or subagent bank that may be used in making transfers for my/our account, each of which shall be deemed to be my/our agent.

Termination of the Standing letter of Authorization

This authorization is to remain in full force and effect until you receive notification from me, or any person, of its termination or until the expiration date shown in the Authorization. Any terminations will become effective as soon as you have had a reasonable amount of time to take action.

Stopping or Canceling a Transfer

Any recurring-funds transfer that I have requested may be stopped or canceled if I telephone or write to the sales office that services my account and your request is received in sufficient time for you to reasonably attempt to stop the transfer. Generally, you must receive my stop or cancellation request two business days before the date the transfer is to be made. If I telephone you may require that I also confirm my request to stop or cancel recurring transfers, in writing, within 14 days after my phone call. Requests to stop recurring transfers will result in the termination of the Standing Letter of Authorization and a new Standing Letter of Authorization must be executed to resume transfers. Transfers of securities may not be stopped after transfer instructions have been processed by us.

Merrill Lynch’s Liability for Failure to Stop or Cancel a Transfer

Generally, it is possible to stop recurring fund transfers if Merrill Lynch received the request before 4:30 p.m., local time, and five business days prior to the scheduled transfer. If the stop transfer request is not received in accordance with the above requirements, Merrill Lynch does not accept liability for any losses or damages that may be incurred.

Incomplete Transfers

Merrill Lynch reserves the right to cancel and not complete certain transfers for the following reasons:

•	Insufficient balance/Purchasing Power/Advance limit. If a schedules recurring transfer or a requested individual transfer exceeds, at the time of transfer, the available free credit balance for a regular Merrill Lynch account, or the Purchasing Power (as defined in the account’s Program Description) for a central assets account, the transfer will be cancelled. I understand that you will not attempt to make a partial transfer.

•	Closed or transferred account: If my account is closed for any reason or if you have received a request to transfer my account to another broker dealer, my Standing Letter of Authorization any outstanding transfer request will be cancelled insofar as it relates to the account so closed or transferred, but will continue in effect for any other accounts that I continue to maintain with you. If I transfer my account to another Merrill Lynch office, my Standing Letter of authorization will continue in effect as long as the title of the account is identical and the account carrier remains the same.

•	Automatic cancellation for account title changes: If I change the title of my account, you will treat that change as a written request to cancel all outstanding transfer instructions and you will not accept any additional transfer requests for that account until a new Standing Letter of Authorization is executed, reflecting the new account title and including any necessary signatures.

•	Security reasons: At your discretion, you may not complete a transfer from my account for security reasons.

•	If, through no fault of ours, the transfer you requested is not completed due to one of the reasons outlined above in the section “Incomplete Transfers.”

•	If circumstances beyond our control such as fire or flood, prevent the transfer, despite reasonable precautions that were taken.

There may be other exceptions stated in the agreements governing your account and its components, or provided by law.

Your Liability for Unauthorized Transfers

If an unauthorized person gives us telephone instructions for such a check or third-party journal-entry transfer of funds and you sustain a loss as a result, you will be liable for no more than US$50. You will not be liable for any unauthorized transfer that occurs after we have been notified of possible unauthorized telephone instructions regarding your account for such check or third-party journal-entry transfer of funds.

I acknowledge that I have received and read a copy of the Standing Letter of Authorization Agreement, the Standing Letter of Authorization Program Description (collectively the “Agreement”), each of which is incorporated by reference herein as if included in its entirety.

By signing below, I acknowledge the accuracy of the information I have provided above and authorize Merrill Lynch to initiate and complete the transactions set forth above. I agree to the terms and conditions of the Agreement, including the provisions regarding indemnification, all of which I understand and agree may be subject to change by Merrill Lynch. This Standing Letter of Authorization will remain in force until the expiration date indicated above or until deliver a written request to cancel it.

For trusts or other fiduciary arrangements where all trustees or fiduciaries must act by a majority or unanimously please have all appropriate persons sign.

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